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                                                                     EXHIBIT 2.1











                            STOCK PURCHASE AGREEMENT





                                 ACQUISITION OF



                             SEMY ENGINEERING, INC.



                                       BY



                             BROOKS AUTOMATION, INC.



                                      AS OF



                                FEBRUARY 16, 2001





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                                TABLE OF CONTENTS
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
      ARTICLE 1.  SALE AND TRANSFER OF THE COMPANY SHARES.........................................................1
         1.1.     PURCHASE OF COMPANY SHARES......................................................................1
         1.2.     DETERMINATION OF CLOSING NET BOOK VALUE; ADJUSTMENT OF THE PURCHASE PRICE.......................2
         1.3.     TAXES...........................................................................................4


      ARTICLE 2.  CLOSING.........................................................................................4
         2.1.     CLOSING.........................................................................................4
         2.2.     CLOSING OBLIGATIONS OF COMPANY AND PARENT.......................................................4
         2.3.     CLOSING OBLIGATIONS OF BUYER....................................................................5
         2.4.     OTHER DOCUMENTS; FURTHER ASSURANCES.............................................................6


      ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND COMPANY............................................6
         3.1.     ORGANIZATION AND GOOD STANDING..................................................................6
         3.2.     AUTHORITY AND BINDING EFFECT....................................................................6
         3.3.     NO CONFLICT.....................................................................................7
         3.4.     CAPITALIZATION..................................................................................7
         3.5.     FINANCIAL STATEMENTS............................................................................7
         3.6.     BOOKS AND RECORDS...............................................................................8
         3.7.     OWNERSHIP OF ASSETS.............................................................................8
         3.8.     RETURNS AND REPORTS; TAXES......................................................................8
         3.9.     ACCOUNTS RECEIVABLE............................................................................10
         3.10.    NO UNDISCLOSED LIABILITIES.....................................................................11
         3.11.    NO MATERIAL CHANGE.............................................................................11
         3.12.    EMPLOYEE BENEFIT PLANS AND ERISA...............................................................13
         3.13.    COMPLIANCE WITH CONTRACTS AND LAWS.............................................................13
         3.14.    LEGAL PROCEEDINGS..............................................................................14
         3.15.    INSURANCE......................................................................................14
         3.16.    REAL AND PERSONAL PROPERTY AND LEASEHOLDS......................................................14
         3.17.    CONDITION AND SUFFICIENCY OF ASSETS............................................................17
         3.18.    ENVIRONMENTAL MATTERS..........................................................................17
         3.19.    EMPLOYEE MATTERS...............................................................................19
         3.20.    INTELLECTUAL PROPERTY..........................................................................19
         3.21.    GUARANTEES.....................................................................................21
         3.22.    CONTRACTS; MATERIAL CONTRACTS..................................................................21
         3.23.    CERTAIN PAYMENTS...............................................................................22
         3.24.    LARGE CUSTOMERS................................................................................22
         3.25.    PRODUCT WARRANTIES; PRODUCT LIABILITY..........................................................23
         3.26.    INVENTORIES....................................................................................23
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
         3.27.    TRANSACTIONS WITH AFFILIATES...................................................................23
         3.28.    BROKERS........................................................................................24
         3.29.    OUTSTANDING INDEBTEDNESS.......................................................................24
         3.30.    DISCLOSURE.....................................................................................24
         3.31.    INVESTMENT MATTERS.............................................................................24


      ARTICLE 4.  BUYER'S REPRESENTATIONS AND WARRANTIES.........................................................24
         4.1.     AUTHORITY AND BINDING EFFECT...................................................................25
         4.2.     ORGANIZATION AND GOOD STANDING.................................................................25
         4.3.     NO CONFLICT....................................................................................25
         4.4.     APPROVALS......................................................................................25
         4.5.     INVESTMENT INTENT..............................................................................26
         4.6.     NO BROKERS.....................................................................................26
         4.7.     REPORTS AND FINANCIAL STATEMENTS...............................................................26


      ARTICLE 5.  COVENANTS......................................................................................26
         5.1.     FINANCIAL STATEMENTS...........................................................................27
         5.2.     NO IMPLIED REPRESENTATIONS OR WARRANTIES.......................................................27
         5.3.     EMPLOYEE BENEFITS..............................................................................27
         5.4.     SECTION 338(h)(10) ELECTION....................................................................27
         5.5.     TAX MATTERS....................................................................................27


      ARTICLE 6.  REGISTRATION...................................................................................29
         6.1.     REGISTRATION...................................................................................29
         6.2.     COOPERATION....................................................................................29
         6.3.     EXPENSES.......................................................................................29
         6.4.     BUYER INDEMNITY................................................................................30
         6.5.     PARENT INDEMNITY...............................................................................30
         6.6.     CONTRIBUTION...................................................................................31
         6.7.     NOTICE.........................................................................................31


      ARTICLE 7.  [RESERVED].....................................................................................32


      ARTICLE 8.  INDEMNIFICATION................................................................................32
         8.1.     SURVIVAL; RIGHT TO INDEMNIFICATION AFFECTED BY KNOWLEDGE.......................................32
         8.2.     INDEMNIFICATION AND PAYMENTS BY PARENT.........................................................32
         8.3.     INDEMNIFICATION AND PAYMENTS BY BUYER..........................................................33
         8.4.     TIME LIMITATIONS...............................................................................33
         8.5.     LIMITATIONS ON AMOUNT..........................................................................34
         8.6.     PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.............................................34
         8.7.     PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS...................................................35
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
         8.8.     COSTS; DAMAGES; EXCLUSIVITY....................................................................35


     ARTICLE 9.  [RESERVED]......................................................................................36


     ARTICLE 10.  MISCELLANEOUS..................................................................................36
         10.1.    EXPENSES.......................................................................................36
         10.2.    PUBLIC ANNOUNCEMENT............................................................................36
         10.3.    NOTICES........................................................................................36
         10.4.    FURTHER ASSURANCES.............................................................................37
         10.5.    WAIVER.........................................................................................37
         10.6.    ENTIRE AGREEMENT AND MODIFICATION..............................................................38
         10.7.    ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.............................................38
         10.8.    SEVERABILITY...................................................................................38
         10.9.    SECTION HEADINGS, CONSTRUCTION.................................................................38
         10.10.   GOVERNING LAW..................................................................................38
         10.11.   COUNTERPARTS...................................................................................38
         10.12.   REPRESENTATION BY COUNSEL; INTERPRETATION......................................................39
         10.13.   INCORPORATION OF EXHIBITS AND SCHEDULES........................................................39
         10.14.   ADDITIONAL INFORMATION.........................................................................39


     ARTICLE 11.  DEFINITIONS....................................................................................39
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                            STOCK PURCHASE AGREEMENT

                  THIS AGREEMENT (this "AGREEMENT") is made and entered into as of this 16th day of February, 2001, by and among Semitool, Inc., a Montana corporation (hereinafter referred to as "PARENT"), SEMY Engineering, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (hereinafter referred to as "COMPANY"), and Brooks Automation, Inc., a Delaware corporation (hereinafter referred to as "BUYER"). (Parent, Company and Buyer are hereinafter referred to individually as a "PARTY," and collectively as the "PARTIES").

                                    RECITALS

                  WHEREAS, Parent owns all of the outstanding shares of capital stock of Company and is willing to sell the Company Shares to Buyer; and

                  WHEREAS, Buyer wishes to acquire all of the Company Shares for $36,000,000 in cash and 73,243 shares of Buyer's common stock, $.01 par value (the "BUYER SHARES");

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual premises and the covenants, conditions, representations and warranties herein contained, the Parties hereto agree as follows:

                                   ARTICLE 1

                     SALE AND TRANSFER OF THE COMPANY SHARES

                  1.1. PURCHASE OF COMPANY SHARES.

                  Subject to the provisions of this Agreement, Parent agrees to sell, and Buyer agrees to purchase, at the Closing, all the Company Shares for an aggregate purchase price of the Buyer Shares plus $36,000,000 in cash, subject to adjustment as provided in Section 1.2 hereof (collectively, the "PURCHASE PRICE"), which Company Shares constitute, and will constitute at the Closing, one hundred percent (100%) of the issued and outstanding capital stock of the Company. The Purchase Price (as such amount may be adjusted as provided in said Section 1.2), shall be paid by Buyer at the Closing as follows:

                    (1) $35,500,000 in cash to Parent at the Closing;

                    (2) the Buyer Shares; and

                    (3) the remaining portion of the Purchase Price (the "HOLDBACK") shall be paid when, if and as provided in accordance with the adjustment set forth in Section 1.2 hereof.


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                  1.2. DETERMINATION OF CLOSING NET BOOK VALUE; ADJUSTMENT OF
THE PURCHASE PRICE.

                       (a) Not later than forty-five (45) days after the Closing Date, Parent shall prepare, at Parent's cost, and deliver to the Buyer (i) a balance sheet of Company as of the Closing Date which will include, among other things, a detailed statement of the inter-company account obligations to be settled post Closing (the "CLOSING BALANCE SHEET") and (ii) a statement (the "CLOSING STATEMENT") indicating the difference between the aggregate book value of all the assets appearing on the Closing Balance Sheet and the aggregate book value of all liabilities appearing thereon (the "CLOSING NET BOOK VALUE"). The Closing Balance Sheet shall be audited by PricewaterhouseCoopers, LLP ("PWC") (Seattle/Boise offices). The Closing Balance Sheet shall be prepared in accordance with GAAP and shall fairly present the assets, liabilities and Closing Net Book Value of Company on the Closing Date. One hundred percent of the inventory shall be counted on a mutually agreed upon date that is on or within five (5) business days of the Closing Date at which all parties or their representatives may be present to observe. Parent will adjust any asset or liability in any category on the Closing Balance Sheet identified as a result of such audit in excess of $15,000, whether or not such asset or liability might be material as defined under GAAP. The value of patents being transferred from Parent to the Company pursuant to the Patent Assignment and License Agreement in the form of Exhibit E hereto will not be included at a value higher on the Closing Balance Sheet than the amount for patents in the Base Balance Sheet. The cash on the Closing Balance Sheet shall equal or exceed all liabilities on the Closing Balance Sheet relating to customer prepayments and deferred revenues that have been collected. Notwithstanding the foregoing, the same accounting principles, practices, procedures and policies that were used in preparing the Base Balance Sheet shall be used in preparing the Closing Balance Sheet and the calculation of Closing Net Book Value, including, in particular, inventory reserves, warranty accruals, accounts receivable reserves, Parent allocations, and revenue recognition, even if they may differ from GAAP. The Closing Balance Sheet will not reflect any income or gain, or associated Tax liability, with respect to, the Section 338(h)(10) Election. The Closing Balance Sheet shall also be accompanied by all necessary and appropriate supporting work papers and materials. If these supporting work papers and materials are materially deficient or incomplete, the Review Period referenced in Section 1.2(b) hereof shall not commence until such materials are made complete to give Buyer's accountants sufficient time to complete their audit of the Closing Balance Sheet. To the extent that the Closing Net Book Value differs from the comparable net book value as derived from the Base Balance Sheet (the "BASE NET BOOK VALUE"), then the Purchase Price shall be adjusted up or down on a dollar for dollar basis by the amount of such difference as hereinafter set forth. The Base Net Book Value equals $6,436,167.

                       (b) Following receipt of the Closing Balance Sheet and supporting work papers and materials, Buyer and Buyer's accountants (PWC, Boston office) will be afforded a period of forty-five (45) calendar days (the "REVIEW PERIOD") to audit, at Buyer's cost, the Closing Balance Sheet. During such Review Period, Buyer and Buyer's accountants will be afforded reasonable access to any of Parent's employees involved in the preparation of the Closing Balance Sheet and the records, work papers, trial balances and similar materials prepared by Parent, Company or their accountants in connection with the
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and certification of the Closing Balance Sheet; provided, however, that Buyer shall provide reasonable prior notice of any such investigation to Parent so as not to unduly interfere with the operations of Parent. At or before the end of the Review Period, Buyer will either (i) accept the Closing Balance Sheet and the Closing Statement in their entirety, in which case the Closing Net Book Value will be deemed to be as set forth on the Closing Statement, and the Closing Balance Sheet and the Closing Statement shall become final, binding and conclusive on the Parties, or (ii) deliver to Parent and Parent's accountants a written notice in accordance with paragraph (d) of this Section 1.2 disputing the Closing Balance Sheet or the Closing Statement.

                       (c) Within ten (10) days following the later of (x) the date of the Closing Balance Sheet and the Closing Statement is accepted by Buyer or (y) the final, binding and conclusive determination of any dispute with respect to the Closing Balance Sheet or the Closing Statement as provided in paragraph (d) of this Section 1.2:

                                    (1) if the Closing Net Book Value is less than the Base Net Book Value and such difference is less than or equal to $500,000, then Buyer shall pay to Parent cash in an amount equal to (i) the Holdback minus (ii) such difference;

                                    (2) if the Closing Net Book Value is less than the Base Net Book Value and such difference is greater than $500,000, then Parent shall pay to Buyer cash in an amount equal to (i) the Base Net Book Value minus
                                    (ii) the Closing Book Value minus (iii) the
                                    Holdback;

                                    (3) if the Closing Net Book Value is greater than the Base Net Book Value, then Buyer shall pay to Parent cash in an amount equal to the sum of (i) the Holdback plus (ii) such difference; and

                                    (4) if the Closing Net Book Value and the
                                    Base Net Book Value are equal, then Buyer shall pay to Parent cash in an amount equal to the Holdback.

                       (d) At the same time that payment is made under paragraph
(c), the appropriate party will pay to the other party the net amount owed by Parent to Company or by Company to Parent with respect to inter-company payments, including accrued taxes payable to Parent with respect to Tax liability not previously paid directly to a taxing authority by the Company, but not Tax liability arising from the Section 338(h)(10) election.

                       (e) In the event that any dispute shall arise as to the manner of preparation or the accuracy of the Closing Balance Sheet or Closing Statement prior to the expiration of the Review Period, Buyer shall provide Parent with written notice of each disputed item. In the event of such a dispute, Buyer and Parent shall attempt in good faith to reconcile their differences as to such items within twenty (20) calendar days (the "RESOLUTION PERIOD") of Parent's receipt of such notice, and any resolution by them as to any disputed items shall be final, binding and conclusive on Parent and Buyer.
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resolution with such effect within the Resolution Period, Buyer and Parent shall submit the dispute to the Phoenix, Arizona office of Deloitte & Touche (the "INDEPENDENT CPA"). The determination of such dispute by the Independent CPA shall be final, binding and conclusive on the Parties. The fees and expenses of the Independent CPA shall be assessed by the Independent CPA fifty percent (50%) against the Parent and fifty percent (50%) against Buyer, and shall be paid by each of them in those proportions.

                  1.3. TAXES.

                  Parent shall be solely responsible for all Taxes required by any Governmental Authority in any relevant jurisdiction which arise out of or result from the sale of the Company Shares.




                                   ARTICLE 2.

                                     CLOSING

                  2.1. CLOSING.

                  The purchase and sale (the "CLOSING") provided for in this Agreement shall take place commencing at 10:00 a.m. local time on February 16, 2001 (the "CLOSING DATE"), at the office of Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111, or at such other time and place as Buyer and Parent shall agree upon.

                  2.2. CLOSING OBLIGATIONS OF COMPANY AND PARENT.

                  At the Closing Company and Parent will deliver or cause to be delivered to Buyer:

                       (a) certificates representing the Company Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer with all signatures notarized;

                       (b) such other documents as may be required to effect a valid transfer of the Company Shares by Parent, free and clear of any and all Encumbrances under Article 8 of the Uniform Commercial Code of the States of Arizona, Delaware, Massachusetts, Montana or otherwise;

                       (c) a release by Parent of certain liability of Company, in substantially the form of Exhibit A (the "PARENT RELEASE"); and

                       (d) certificates executed by Parent and Company to the effect that, except as otherwise stated in each such certificate, each of Parent and Company has performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing;

                      (e) signed resignations of all directors and all officers
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                       (f) a Noncompetition Agreement, executed by Parent, in
substantially the form of Exhibit C;

                       (g) all material waivers, approvals and authorizations required to be obtained, and all filings required to be made, by Company, for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, instruments or contracts of the Company shall have been obtained and made, except that Parent's and Company's sole responsibility with respect to consents or approvals required under any contract shall be limited to contracts with the Selected Customers;

                       (h) an OEM agreement, executed by Parent, in substantially the form of Exhibit D (the "OEM AGREEMENT") and in all manners reasonably acceptable to Buyer that shall replace the current OEM agreement between Company and Parent, dated October 1, 2000;

                       (i) a Patent Assignment and License Agreement, executed by Company and Parent, in substantially the form of Exhibit E and in all manners reasonably acceptable to Buyer providing for the license back of Intellectual Property Assets specified therein (the "PATENT AGREEMENT"); and

                       (j) an opinion of Parent's and Company's counsel, in substantially the form of Exhibits F-1 and F-2, respectively.

                  2.3. CLOSING OBLIGATIONS OF BUYER.

                  Buyer will deliver:

                       (a) $35,500,000;

                       (b) a certificate representing the Buyer Shares free and clear of any and all Encumbrances;

                       (c) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, Buyer has performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing;

                       (d) a release by Company of certain liability of Parent pursuant to that OEM agreement between Company and Parent, dated October 1, 2000, in substantially the form of Exhibit G (the "COMPANY RELEASE");

                       (e) the OEM Agreement and the Patent Agreement executed by Buyer;

                       (f) an opinion of Buyer's counsel, in substantially the
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                       (g) the Proprietary Information Agreement between Parent
and the Company.

                  2.4. OTHER DOCUMENTS; FURTHER ASSURANCES.

                       (a) At the Closing, each Party shall deliver to the other or cause to be delivered to the other such other documents as may be required by any ancillary agreement identified in Section 2.2 or 2.3.

                       (b) From time to time after the Closing, at the request of any Party and without further consideration, such other Party shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 2.2) and take such other action as such Party may reasonably require to consummate the transaction contemplated herein.



                                   ARTICLE 3.

              REPRESENTATIONS AND WARRANTIES OF PARENT AND COMPANY

                  Each of Parent and Company represents and warrants to Buyer that, except as set forth on the Disclosure Schedule attached hereto, each of which exceptions shall specifically identify the relevant subsection hereof to which it relates and shall be representations and warranties as if made hereunder:

                  3.1. ORGANIZATION AND GOOD STANDING.

                  Each of Company and Parent is a corporation duly authorized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, having full power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets and perform its obligations under its contracts. Company has no subsidiaries and no stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity. Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business requires it to qualify to do business and in which the failure to be so qualified would have a material adverse effect on Company. Attached as Part 3.1 of the Disclosure Schedule are correct and complete copies of the Certificate of Incorporation and the bylaws of Company.

                  3.2. AUTHORITY AND BINDING EFFECT.

                  Each of Parent and Company has the full power, authority and capacity to execute, deliver and perform this Agreement and all of the other agreements, documents, instruments and certificates (the "TRANSACTION DOCUMENTS") to be executed by Parent and Company and has taken all actions necessary to secure and will have secured on or before the Closing all approvals required in connection therewith. This Agreement constitutes, and each of the Transaction Documents when executed and delivered pursuant hereto will constitute, the legal, valid and binding obligation of Parent and Company, enforceable against Parent and Company in accordance with its terms.


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                  3.3. NO CONFLICT.

                  Neither the execution and delivery of this Agreement or the Transaction Documents by Parent or Company nor the consummation of the transactions contemplated hereby or thereby will:

                       (a) Result (with or without notice or lapse of time) in violation or breach of (i) any of the provisions of the certificate of incorporation or bylaws of Parent or Company or any resolution adopted by the board of directors or shareholders of Parent or Company; (ii) any federal, state or local law, statute, ordinance, rule, treaty or decision or any court order to which Parent or Company may be subject; or (iii) any of the provisions of those contracts or agreements with the Selected Customers listed on Part 3.3(a) of the Disclosure Schedule; or

                       (b) Result (with or without notice or lapse of time) in the imposition or creation of any Lien upon or with respect to any of the assets of Company.

                  3.4. CAPITALIZATION.

                  As of the date of this Agreement, the authorized equity securities of Company consist of 1,000 shares of common stock, par value $.001 per share, of which 1,000 shares are issued and outstanding (the "COMPANY SHARES"). Parent is and will be on the Closing Date the record and beneficial owner and holder of the Company Shares, free and clear of all Liens or Encumbrances. All of the Company Shares are duly authorized, validly issued, fully paid and nonassessable. There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. Except for the Company Shares, there are no outstanding debt securities, capital stock, options, warrants, rights or other securities. There are no outstanding or authorized subscriptions convertible or exercisable into, or exchangeable for, capital stock of Company. No "phantom" stock, stock appreciation rights or agreements or similar rights or agreements exist which are intended to confer on any person rights similar to any rights accruing to shareholders.

                  3.5. FINANCIAL STATEMENTS.

                  For purposes of this Agreement: "FINANCIAL STATEMENTS" shall mean (i) the unaudited balance sheets of Company as of September 30, 1999 and September 30, 2000, and the related income statements for the three years ended September 30, 2000, and statements of cash flows for the two years ended September 30, 2000, and (ii) the unaudited balance sheet of Company (the "BASE BALANCE SHEET") as of December 31, 2000 and the related income statement for the three (3) months ended on such date (the "INTERIM FINANCIAL STATEMENTS"). True and complete copies of such Financial Statements are attached hereto in Part 3.5 of the Disclosure Schedule, present fairly the financial condition of Company as of their respective dates and the results of its operations and its cash flows for the respective periods then ended and have, except as provided in the eighth sentence of Section 1.2, been prepared in conformity with GAAP, except that such Financial Statements do not include footnotes and such Interim Financial Statements do not include footnotes or year end adjustments.



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                  3.6. BOOKS AND RECORDS.

                       (a) The books of account, minute books, stock record books, and other records of Company are complete and correct and have been maintained in accordance with sound business practices. At the Closing, all of those books and records will be in the possession of Company.

                       (b) Part 3.6 of the Disclosure Schedule lists all bank accounts and safe deposit boxes of Company and all persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes.

                       (c) Company's books, records and accounts fairly reflect transactions and dispositions of assets by Company, and the system of internal accounting controls of Company is sufficient to assure that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                       (d) The minute books and stock record books of Company, as such materials have been previously provided to Buyer, represent the complete and correct copies of the minute books and stock record books of Company, including all recorded minutes of the board of directors and stockholder(s) of Company, and have been maintained in accordance with sound business practices.

                  3.7. OWNERSHIP OF ASSETS.

                  Company has good, valid and marketable title to all of the assets and properties that it purports to own, including all the assets and properties reflected in the Base Balance Sheet and the Interim Balance Sheet (other than those assets disposed of since the dates of such balance sheets in the ordinary course of business) and all properties purchased or otherwise acquired by Company since the date of the Base Balance Sheet, free and clear of all Liens except as set forth in Part 3.7 of the Disclosure Schedule.

                  3.8. RETURNS AND REPORTS; TAXES.

                  Except as set forth on Part 3.8 to the Disclosure Schedule:

                       (a) For purposes of paragraphs (b), (d), and (f) of this Section 3.8, the term "Company" shall include Company and each other affiliated or related corporation or entity if Company has or could have any liability for the Taxes of such corporation or entity, such as under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.



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                       (b) Company has timely filed or caused to be timely
filed, or will timely file or cause to be timely filed on or prior to the Closing Date, all Returns required to be filed on or prior to the Closing Date (taking into account any extension of time to file granted to or on behalf of Company). All such Returns are correct and complete in all respects and no Return of Company for which the statute of limitation is still open has ever been audited. All Taxes for the respective periods covered by the Returns have been, or prior to the Closing Date will be, timely paid.

                       (c) No taxes based upon income and/or equity have been paid by Company directly to any taxing authority which are still accrued as an intercompany payable on the Base Balance Sheet.

                       (d) Neither the Internal Revenue Service nor any other taxing authority has asserted or, overtly, threatened to assert, or is now asserting or threatening to assert, against Company any deficiency or claim for additional Taxes. Neither Company nor Parent expects any authority to assess any additional Taxes for any period for which Returns have been filed by Company. Company has delivered to Buyer correct and complete copies of all pro forma federal income tax returns of Company based on the consolidated returns of Parent from 1996 through 1999.

                       (e) Company has withheld from its employees' or its other payees' gross compensation or other payments, and has timely paid over to appropriate governmental authorities, all Tax withholdings required by applicable law.

                       (f) There are no waivers or extensions in effect of the applicable statutory period of limitation for the assessment of Taxes of Company for any taxable period, and Company currently is not the beneficiary of any extension of time within which to file Returns.

                       (g) No written claim has ever been made by an authority in a jurisdiction where Company does not file Returns that it is or may be subject to taxation by that jurisdiction. Part 3.8 to the Disclosure Schedule lists all of the jurisdictions in which Company has ever done business, been authorized to do business, owned or leased property, had employees or customers, employed capital, or solicited or made sales.

                       (h) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Company.

                       (i) Company is not a party to, or bound by, any agreement providing for the allocation or sharing of Taxes.

                       (k) Company neither (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Parent), nor (ii) has any liability for the Taxes of any other person under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by
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                       (l) Neither Parent nor Company has executed or
entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof, or any similar provision of state or local law.

                       (m) Parent is not a foreign person within the meaning of, and no Tax is required to be withheld as a result of the transfers contemplated by this Agreement pursuant to, Section 1445 of the Code.

                       (n) Company has not filed a consent pursuant to, or agreed to the application of, Section 341(f) of the Code.

                       (o) Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments, the deductibility of which would be disallowed (in whole or in part) under Section 280G of the Code.

                       (p) Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

                       (q) None of the assets owned by Company is property that is required to be treated as owned by any other person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  3.9. ACCOUNTS RECEIVABLE.

                  All accounts receivable, notes receivable, contracts receivable and other receivables of Company that are reflected on the Base Balance Sheet, and those to be reflected on the Closing Balance Sheet, will, as of the Closing Date, represent (collectively, the "ACCOUNTS RECEIVABLE") valid and enforceable obligations (i) arising from sales actually made or services actually performed in the ordinary course of business (or if not so performed, then reflected by an entry to the deferred revenue account or prepayment account on the Company's Closing Balance Sheet), (ii) arising out of transactions with unaffiliated parties (except for transactions with Parent or as disclosed on Part 3.9 of the Disclosure Schedule) and (iii) subject to no setoff, defense or counterclaim; provided, however, that Parent and Company make no representation as to collectibility other than that allowances for doubtful accounts receivables are determined in compliance with the methodology set forth Section
1.2. An accurate summary of the aging of the Accounts Receivable on December 31, 2000 is attached as Part 3.9 to the Disclosure Schedule. Since January 1, 1998, there has not been a material change in the receivables aging practice of Company.

                  3.10. NO UNDISCLOSED LIABILITIES.

                  There are no material liabilities of any nature with respect to Company (whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become


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due), except for (i) liabilities or obligations reflected or reserved against on the Financial Statements and (ii) current liabilities incurred in the ordinary course of business since the date of the Financial Statements, consistent with past practices, (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right).

                  3.11. NO MATERIAL CHANGE.

                  Since the Base Balance Sheet Date, Company has conducted its business only in the ordinary course, consistent with prior practices and, whether or not in the ordinary course of business, and except for general economic conditions and matters involving the industry in which Company competes, there has not been any change in Company's financial condition, working capital, earnings, reserves, properties, assets, liabilities, or operations, which change, by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a material adverse effect on Company. Without limiting the generality of the foregoing, except as disclosed on Part 3.11 to the Disclosure Schedule, since the Base Balance Sheet Date there has not been:

                       (a) any Lien or Encumbrance placed on any of Company's assets which remains in existence on the date hereof;

                       (b) any sale, lease or other disposition, or any agreement or other arrangement for the sale or other disposition, of any of Company's assets other than in the ordinary course of business;

                       (c) any capital expenditure or commitment in excess of $10,000 with respect to any individual item or in excess of $25,000 with respect to all such items, or any lease or agreement to lease any assets with an annual rental in excess of $10,000 with respect to any individual item or in excess of $25,000 with respect to all such items;

                       (d) any damage, destruction or loss, whether or not covered by insurance, of any of Company's assets in excess of $25,000;

                       (e) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Company, direct or indirect redemption, purchase or other acquisition by Company of its capital stock;

                       (f) any issuance, sale, disposition or Encumbrance of, or authorization for issuance, sale, disposition or Encumbrance of, or grant or issue of any options, warrants or rights to acquire with respect to, any shares of Company's capital stock or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or any change in its outstanding securities or shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;


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                       (g) any material labor trouble or claim of unfair labor
practices involving Company;

                       (h) except in the ordinary course of business and consistent with past practices, any payment of any bonuses, salaries or other compensation to any director, officer, agent, consultant, sales representative or employee of Company, or any change in the compensation or other amounts payable or to become payable by Company to any of its or Parent's directors, officers, employees, agents, consultants or sales representatives; or any grant of any loans or severance or termination pay; or any entrance into or variation of the terms of any employment agreement or similar contract;

                       (i) any change in any bonus, pension or profit sharing payment, entitlement or arrangement made to or with any of such officers, employees or agents; or adoption of or increase in, the benefits under any Benefit Plan

                       (j) any change with respect to the senior management of Company;

                       (k) any payment or discharge of a material Lien, claim, obligation or liability of Company which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

                       (l) any obligation or liability incurred by Company to any of its or Parent's officers or directors or any loans or advances made by Company to any of its or Parent's officers or directors, except normal compensation and expense allowances payable to the Company's officers;

                       (m) any write-downs of the value of any inventory of Company (including write-downs by reason of shrinkage or mark-down) or write-offs as uncollectible of any notes or Accounts Receivable of Company, except for write-downs or write-offs that are in the aggregate less than $10,000 incurred in the ordinary course of business;

                       (n) any disposal, sale, assignment, license or lapse of any rights to the use of any trademark, tradename, patent, copyright, license or disposal, sale, assignment, or license of or disclosure to any person other than Buyer (including Parent) of any trade secret, technology, formula, process, know-how or other confidential information not theretofore a matter of public knowledge other than pursuant to confidentiality agreements or entry into any settlement regarding the infringement of any Intellectual Property Assets;

                       (o) any change in any method of accounting or accounting practice;

                       (p) any payment, discharge or satisfaction of any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements or the Interim Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the date of the most recent balance sheet in the ordinary course of business consistent with past practice;


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                       (q) any loan or advance to any Person other than travel
and other similar routine advances in the ordinary course of business consistent with past practice; or

                       (r) any agreement, whether in writing or otherwise, to take any action described in this Section 3.11.

                  3.12. EMPLOYEE BENEFIT PLANS AND ERISA.

                       (a) Except as set forth on Part 3.12 of the Disclosure Schedule, Company does not have outstanding and is not a party to or subject to any actual or contingent liability under: (i) any agreement, arrangement, plan or policy, whether written or unwritten, that involves (A) any pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, health, welfare, or incentive plan, or (B) welfare or "fringe" benefits, including without limitation vacation, severance, disability, medical, hospitalization, dental, life and other insurance, sick leave or other benefits ("Employee Benefit Plan"); or (ii) any employment, consulting, engagement, or retainer agreement or arrangement ((i) and (ii) together the "PLANS" and each item thereunder a "PLAN"). With respect to each written Plan, Company has furnished to Buyer complete and accurate copies of each Plan described in Part
3.12 of the Disclosure Schedule, including all amendments thereto.

                       (b) Each Plan complies currently and has complied in the past in all material respects with its terms, and, except as set forth on Part
3.12 of the Disclosure Schedule, with ERISA, or other Law applicable to any Plan. There are no agreements or commitments of Parent or Company to create any additional Plan not listed on Part 3.12 of the Disclosure Schedule. Except as set forth on Part 3.12 of the Disclosure Schedule, there are no Plans for which Company has any material liability whether actual or contingent, either for funding, benefit payments, withdrawal or termination liability, or otherwise.

                       (c) Parent's board of directors has voted to fully vest all employees of Company who participate in the Parent's qualified plan, within the meaning of the Code Part 401(a), in their unvested account balances, if any. Further, in accordance with Code Part 401(k)(10), Parent has caused the administrator of such qualified plan to permit participant directed withdrawals of their account balances, including any outstanding participant loan notes.

                  3.13. COMPLIANCE WITH CONTRACTS AND LAWS.

                        (a) Parent and Company are not in violation of their respective Charter or Bylaws. Neither the ownership nor use of the Company's assets nor the conduct of the Company's business constitutes (i) a material default of or material breach of any contract to which either Parent or Company is a party or by which either of Parent or Company is bound; or (ii) a material violation of any Law, administrative order, arbitration award or judicial order or other similar restriction applicable to Parent or Company, or their assets.

                       (b) Part 3.13 of the Disclosure Schedule sets forth a complete list of all licenses, franchises, permits, rights, authorizations, approvals and certificates of a Governmental Authority (the "LICENSES") used in the operation of Company's business, together with


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applicable expiration dates. Company owns, possesses or lawfully uses in the operation of its business all Licenses which are necessary to conduct its business as now conducted or necessary to the ownership of its assets. All such Licenses are now, and, will be at the Closing, valid and in full force and effect, and transfer of ownership of Company will not cause such Licenses to terminate. No Proceeding is pending or, overtly threatened seeking the revocation or limitations of any Government Authorization.

                  3.14. LEGAL PROCEEDINGS.

                  Except as set forth on Part 3.14 of the Disclosure Schedule, there is no pending lawsuit, action, claim, formal or informal investigation, arbitration, litigation or other judicial, regulatory, administrative, or dispute resolution proceeding (a "PROCEEDING") that has been commenced by or against Company, which if adversely determined would have a material adverse effect on Company, and no such Proceeding is overtly threatened. Parent and Company are not subject to any order, injunction or decree relating to or affecting Company's business and, to the knowledge of Company and Parent, there is no set of facts or events which would reasonably be expected to form the basis for such a claim, suit, action, investigation or proceeding the resolution of which, if unfavorable to Parent or Company, would reasonably be expected to have a material adverse effect on Company's business or Company's assets.

                  3.15. INSURANCE.

                  Company maintains insurance policies or is included in the insurance policies of Parent as set forth on Part 3.15 of the Disclosure Schedule. All of such policies are in full force and effect, Parent and Company are not in default of any provision thereof, there is no ground for cancellation or avoidance of any such policies, and all premiums due with respect to such policies have been paid. The policies listed on Part 3.15 of the Disclosure Schedule are sufficient to enable Company to comply with all requirements of Laws and all agreements to which it is subject and, except as set forth on Part
3.15 of the Disclosure Schedule, there are no claims by or with respect to Company or, to the extent that policies held by Parent include Company, Parent, pending under any of said policies, or disputes with insurers. No notice of cancellation or termination has been received with respect to any such policy. Company has not been refused any insurance with respect to assets or operations, nor has its coverage been limited by any insurance carrier with which it has applied for any such insurance, with which it has carried insurance, or with which Parent has carried insurance on behalf of Company. Buyer acknowledges that as of the Closing Company will be removed from such policies and that Buyer shall be responsible for obtaining replacement insurance, effective as of the Closing.

                  3.16. REAL AND PERSONAL PROPERTY AND LEASEHOLDS.

                       (a) Part 3.16 of the Disclosure Schedule sets forth a description of each parcel of real property owned by Company (the "OWNED REAL PROPERTY"). Part 3.16 of the Disclosure Schedule sets forth a description of each parcel of real property that is leased by Company (the "LEASED REAL PROPERTY") and used in the operation of Company's business.


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                       (b) Title to the Owned Real Property is, and at Closing
shall be, good and marketable, fee simple absolute, free and clear of all Liens and other matters affecting Company's title to or possession of such Owned Real Property, excepting only such Liens and other matters that do not materially interfere with or materially impair the current use of any of the Owned Real Property, or materially reduce the value of any of the Owned Real Property (the "PERMITTED ENCUMBRANCES").

                       (c) Company has delivered to Buyer a true and complete copy of every lease and sublease to which Company is a tenant or subtenant and each lease is, and at Closing shall be, in full force and effect and neither Company nor, to the knowledge of Company or Parent, the landlord under any lease is in default under any of the leases. To the best of Company's and Parent's knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, that would detrimentally affect the use and operation of Company's Leased Real Property for its intended purpose.

                       (d) Part 3.16 of the Disclosure Schedule sets forth a listing of the machinery, equipment and other tangible personal property with an original cost in excess of $25,000 used or owned by Company and a listing of all leases under which Company leases any personal property as of the Closing Date requiring annual rental payments in excess of $10,000, together with a description of such property (collectively, the "MATERIAL PERSONAL PROPERTY"). All Material Personal Property is located at 2340 West Shangri La, Phoenix, AZ. Except as set forth on Part 3.16 of the Disclosure Schedule, all of the assets and properties of Company are reflected on the Financial Statements (except to the extent not required to be so reflected by GAAP). The only intangible assets and properties owned by Company or used in the conduct of its business are the Intellectual Property Assets.

                       (e) To the knowledge of Company and Parent, all of the foregoing agreements set forth on Part 3.16 of the Disclosure Schedule are valid, subsisting and enforceable in accordance with their terms against the parties thereto. Company is in compliance with all terms and conditions of such agreements and no event has occurred nor does any circumstance exist that (with or without notice or the passage of time or both) would constitute a material violation or default under any such agreements and Company has not given or received written notice of any alleged violation or of any default under any such agreement.

                       (f) Company has delivered to Buyer all copies of any inspection, engineering, soils, environmental or architectural notices, studies, reports or plans in Company's possession or control that relate to the physical condition or operation of the Owned Real Property or recommended improvements thereto, including without limitation any such notices, studies, reports or plans relating to Hazardous Materials in, on or beneath the Owned Real Property or adjoining sites, storage tanks, sewer connections or septic systems.

                       (g) All water, waste disposal, sewer, gas, electric, telephone, drainage and other utilities are connected pursuant to valid permits, and Company has not received any notice that such utilities are inadequate to service the Owned Real Property.


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                       (h) Company has obtained all licenses and permits,
required from all Government Authorities having jurisdiction over the Owned Real Property or from private parties to assure vehicular and pedestrian access to and from the Owned Real Property at all material access points.

                       (i) There are no material physical, structural, or mechanical defects in the Owned Real Property or the structures located thereon, including without limitation in the plumbing, heating, sprinkler systems, air conditioning, roof, ventilation systems and electrical systems.

                       (j) To the best of Company's and Parent's knowledge, there are no environmental, land use regulation or similar proceedings, commenced or planned to be commenced, that would materially adversely affect the value of the Owned Real Property or the use and operation of the Owned Real Property for its intended purpose.

                       (k) There are no pending or overtly threatened, legal proceedings or actions of any kind or character, or any claims or demands relating thereto affecting the Owned Real Property or Company's interest therein.

                       (l) There are no outstanding contracts made by Parent or Company for the construction or repair of any improvements to the Owned Real Property or Leased Real Property that have not been fully paid for.

                       (m) Neither Parent nor Company has received any written notice from any insurance carrier of any defects or inadequacies in the Owned Real Property or Leased Real Property, or in any portion thereof, that would adversely affect the insurability thereof or the cost of such insurance, or that requires corrective action. There are no pending insurance claims of Parent or Company relating to the Owned Real Property or Leased Real Property.

                       (n) Set forth on Part 3.16 of the Disclosure Schedule is a listing of all material improvements made to the Owned Real Property since its acquisition by Company. To the knowledge of the Company, all such improvements comply in all material respects to any and all requirements of any Governmental Authority having jurisdiction over the Owned Real Property or of private parties, including but not limited to any covenants applicable to the Owned Real Property, or else Company has obtained valid and subsisting waivers of such requirements or adequate approvals therefor, granted by the appropriate Governmental Authority or private parties, including but not limited to any approving agents or abutting property owners, which waivers and approvals are set forth on Part 3.16 to the Disclosure Schedule. Except as set forth on Part
3.16 to the Disclosure Schedule, there are no assessments and/or non-compliance expenses under any covenants applicable to the Owned Real Property that are due and owing. Part 3.16 to the Disclosure Schedule sets forth a listing of all properties the care for which Company is required to upkeep by any Governmental Authority having jurisdiction over the Owned Real Property or private parties, including but not limited to any landscaped buffers adjoining the Owned Real Property.


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                  3.17. CONDITION AND SUFFICIENCY OF ASSETS

                  Company's physical assets other than Owned Real Estate, as a whole, are structurally sound, are in reasonable operating condition and repair (normal wear and tear excepted), and are adequate for the uses to which they are being put, and are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Company owns all the assets that are necessary for or used primarily in connection with the SEMY Business and such assets have been sufficient for the continued conduct of the SEMY Business through the Closing Date. The Owned Real Estate is in reasonable operating condition and repair (normal wear and tear excepted) and is adequate for the uses to which put, and to the knowledge of the Parent and Company, there are no material structural defects in the building located on the Owned Real Property.

                  3.18. ENVIRONMENTAL MATTERS.

                  To the knowledge of Company and Parent, except as set forth in
Part 3.18 of the Disclosure Schedule,

                       (a) All real property owned or leased, operated, or used by Company ("ENVIRONMENTAL PROPERTY") at any time and all conditions on and operation and uses of the Environmental Property (including without limitation transportation and disposal of Hazardous Materials by or for Company) comply and in the case of Owned Real Property at all times in the past complied, in all material respects with all applicable Environmental Laws, and no Environmental Property is in violation of any Environmental Law;

                       (b) Company is not and has never been subject to any Proceeding and has not received or become subject to any written claim, notice, complaint or request for information from any Governmental Authority or any private party (i) alleging violation of or noncompliance with any Environmental Law, (ii) asserting potential liability under any Environmental Law or (iii) requesting investigation or clean-up of any site under any Environmental Law.

                       (c) Company has obtained and is in material compliance with all necessary permits, registrations, approvals and licenses, and has made all filings with and submissions to any government or other authority required by any Environmental Law, and no deficiencies have been asserted by any such government or authority with respect to such items.

                       (d) There has been no Release of any kind on, beneath, above, or into the Environmental Property or into the environment surrounding the Environmental Property by Company of any Hazardous Materials in violation of any Environmental Law, which violation would have a material adverse effect on Company. Company does not have any material Environmental, Health and Safety Liabilities.

                       (e) No Hazardous Materials have ever been shipped by or for Company to other sites or facilities for treatment, storage or disposal, and Company has not received any notice that any sites or facilities to which any such wastes have been shipped or sent


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to are subject to or threatened to become subject to any governmental response action or clean up order;

                       (f) Neither Company, Parent nor any
predecessor-in-interest to Company has treated, stored for more than ninety (90) days, disposed of or recycled any Hazardous Materials on the Environmental Property; nor has anyone else treated, stored for more than ninety (90) days, disposed of or recycled any of the foregoing on the Environmental Property;

                       (g) Hazardous Materials have been collected, managed, recycled, shipped and disposed by Company and Parent in accordance with all Environmental Laws;

                       (h) No underground tanks or other storage facilities for Hazardous Materials have been located on the Environmental Property;

                       (i) All wells, water discharges and other water diversions and all air emission sources on the Environmental Property are properly registered and/or permitted under, and copies of such permits have been provided to Buyer and do not violate any applicable law;

                       (j) There are no asbestos containing materials, capacitors, transformers or other equipment or fixtures containing PCBs located at the Environmental Property;

                       (k) Company does not produce, purchase or use in its products, or purchase or use any material, part, component or subassembly incorporated into its products, containing any chemical or other material to which local packaging and/or disclosure laws apply;

                       (l) There are no Liens under Environmental Laws on the Environmental Property chargeable against the rights of Company with respect to its business or on any of its assets and no government actions have been taken or are in process which could subject the Environmental Property or Company's assets to such Liens, and Company would not be required to place any notice or restriction relating to Hazardous Materials at the Environmental Property in any deed to such property;

                       (m) Company has made available to Buyer all environmental audits, assessments or studies within its possession with respect to the Environmental Property and the results of sampling and analysis of any asbestos, air, soil, or water, including ground and surface water, undertaken by the Company or Parent with respect to its facilities or the Environmental Property; and

                       (n) Company is in compliance with all federal and state worker safety laws and requirements, including, but not limited to applicable requirements under the Occupational Safety and Health Act.


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                  3.19. EMPLOYEE MATTERS.

                       (a) Except as set forth in Part 3.19 of the Disclosure Schedule, Company is not a party to any employment agreement with any employee. To the knowledge of Company and Parent, no employee or former employee of Company is in default under any term of any employment contract, agreement or arrangement or noncompetition, nonsolicitation or nondisclosure arrangement.
Part 3.19 of the Disclosure Schedule attached hereto sets forth a true and complete list of (i) employees of Company; and (ii) all technical and business consultants and independent contractors retained by Company. Also shown on Part
3.19 of the Disclosure Schedule are the name and rate of compensation (including all bonus compensation and other remunerative payments of any kind), service credited for purposes of vesting and eligibility to participate under any plan of any nature.

                       (b) Company has no collective bargaining agreements with any labor union or other representative of employees. No strike, slowdown, picketing or work stoppage or any other labor trouble or other occurrence, event, or condition of a similar character (including without limitation any organizational activity) is occurring or has occurred or been threatened within the three (3) years immediately preceding the date of this Agreement.

                       (c) Except as set forth on Part 3.19 of the Disclosure Schedule, Company has paid in full (or made provisions for payment in full) to its employees, agents and contractors all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them. Company does not have and will not have on the Closing Date, any contingent liability for sick leave, vacation time, holiday pay, severance pay or similar items, whether arising as a matter of law, labor agreement, or otherwise, other than as set forth on the Base Balance Sheet or arising after the date thereof and set forth on the Closing Balance Sheet. Except as set forth in Part 3.19 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or at law.

                  3.20. INTELLECTUAL PROPERTY.

                       (a) Rights--Company (i) owns all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances and Liens, or (ii) licenses or otherwise possesses legally valid and enforceable rights to use each of the Intellectual Property Assets, and, in each case of clause (i) or (ii), Company may transfer such rights as contemplated by this Agreement. Except as set forth on Part 3.20(a) of the Disclosure Schedule, Company has made all necessary filings and recordations to protect and maintain its interest in the Intellectual Property Assets except where the failure to so protect or maintain does not relate to a material Intellectual Property Asset. Company has no written or oral agreements with employees, contractors agents or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee, contractor, agent or consultant may have nonexclusive rights to the portions of the Intellectual Property Assets so created by such individual.


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                       (b) Agreements--Part 3.20(b) of the Disclosure Schedule
contains a true, correct and complete list, of all contracts relating to the Intellectual Property Assets to which Company is a party or by which Company is bound other than licenses issued by Company to customers in the conduct of the SEMY Business and licenses received by Company to use business software used in the business of Company. Each license of Intellectual Property Assets listed in
Part 3.20(b) of the Disclosure Schedule is valid, subsisting, and enforceable, and shall continue in effect on its current terms upon consummation of the transactions contemplated by this Agreement.

                       (c) Patents--(i) Part 3.20(c) of the Disclosure Schedule contains a true, correct and complete list of all Patents; (ii) to the knowledge of Company and Parent, all Patents are valid and subsisting; (iii) all Patent maintenance fees, annuities and the like have been paid; (iv) to the knowledge of Company and Parent, none of the Patents is infringed; and (v) none of the patents has been overtly challenged or threatened in any way by any Person, and, to the knowledge of Company and Parent, none of the products or technology used, sold, offered for sale or licensed or proposed for use, sale, offer for sale or license by Company infringes or is alleged to infringe any rights of any Person.

                       (d) Trademarks--(i) Part 3.20(d) of the Disclosure Schedule contains a true, correct and complete list of all Marks; (ii) to the knowledge of Company and Parent, all Marks are valid and subsisting; (iii) to the knowledge of Company and Parent, none of the Marks is infringed; (iv) none of the Marks has been overtly challenged or threatened in any way by any Person, and, to the knowledge of Company and Parent, no claims exist against the use by Company of any trademarks, service marks, trade names, or trade dress used in the business of Company as currently conducted or as proposed to be conducted;
(v) except as set forth on Part 3.20(d)(v) of the Disclosure Schedules, all materials encompassed by the Marks have been marked with appropriate trademark and registration notices; and (vi) all uses of registered Marks are in conformance with applicable statutory and common law so as not to compromise the strength and integrity of the Marks.

                       (e) Copyrights--(i) Part 3.20(e) of the Disclosure Schedule contains a true, correct and complete list of all registered Copyrights; (ii) to the knowledge of Company and Parent, all the Copyrights owned by Company, whether or not registered, are valid and enforceable; (iii) to the knowledge of Company and Parent, none of the Copyrights is infringed or has been challenged or threatened in any way; and (iv) to the knowledge of Company and Parent, no claims exist against the use by Company of any writings or other expressions used in the business of the as currently conducted or as proposed to be conducted.

                       (f) Trade Secrets--Company has taken reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets. To the knowledge of Company and Parent, the Trade Secrets have not been used, divulged or appropriated either for the benefit of any Person (other than Company or Parent) or to the detriment of Company. To the knowledge of Company and Parent, none of the Trade Secrets is subject to any material adverse claim. None of the Trade Secrets has been overtly challenged or threatened in any way. Appropriate policies are in place to ensure the continued secrecy, confidentiality and value of its


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Trade Secrets, including but not limited to appropriate confidentiality provisions in agreements executed by all Persons potentially or actually having access to Trade Secrets.

                       (g) No Restrictions--No Intellectual Property Asset is subject to any outstanding order, Proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by Company. Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property Asset.

                       (h) Nondisclosure--Except as set forth on Part 3.21(h) of the Disclosure Schedule, employees, contractors, agents and consultants of Company having access to Company Trade Secrets or other confidential information have executed nondisclosure agreements to protect the confidentiality of such Company Trade Secrets and other confidential information. To the knowledge of Company and Parent, no employee, contractor, agent or consultant of Company has made any unauthorized use of any Trade Secrets or other confidential information of any other person in the course of their work for Company.

                       (i) Agency Conflicts--To the knowledge of Company and Parent, no officer, employee, contractor, agent or consultant of Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee, contractor, agent or consultant to be employed or engaged by Company because of the nature of the business conducted or to be conducted by Company or relating to the use of Trade Secrets or proprietary information of others, and to Company's and Parent's knowledge and belief, the continued employment or retention of its officers, employees, contractors, agents or consultants does not subject Company to any liability with respect to any of the foregoing matters.

                       (j) Source Code Escrow--Company has not deposited, and is not obligated to deposit, any source code regarding its products into any source code escrows or similar arrangements and Company is not under any contractual or other obligation to disclose the source code or any other material proprietary information included in or relating to its products.

                  3.21. GUARANTEES.

                  Company is not a guarantor, indemnitor, surety or accommodation party, and is not otherwise liable for any indebtedness of any other person, firm or corporation, except as endorser of checks received and deposited in the ordinary course of business.

                  3.22. CONTRACTS; MATERIAL CONTRACTS.

                  As used in this Section 3.22 the word "contract" means and includes every written and oral agreement, contract, obligation, promise, commitment or undertaking (whether express or implied) of any kind which is legally enforceable by or against Company. Part 3.22 of the


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Disclosure Schedule sets forth a list of all Material Contracts, which means all contracts to which Company is a party or by which it is bound, except (a) any contract that does not require payment by any party thereto of more than $75,000, (b) any contract that is terminable by Company upon ninety (90) days' notice or less without the payment of any material penalty or material termination fee, and (c) any contract entered into with Buyer or with any other Person in connection with the transactions contemplated by this Agreement. Each of the Material Contracts listed on Part 3.22 of the Disclosure Schedule is in full force and effect, and Company has not committed any material breach or default thereunder. No event has occurred or circumstance exists that (with or without notice or the passage of time or both) would constitute a material violation of or default under such Material Contract by Company or, to the knowledge of Company or Parent, by the other party or parties thereto, and Company has neither given nor received notice of any alleged violation of or default under any such Material Contract. Neither the execution and delivery of this Agreement by Parent or Company nor the consummation or performance by Parent or Company of the transactions contemplated hereby will, directly or indirectly, with or without notice or lapse of time or both give rise to a right of termination, cancellation or acceleration or require the consent, authorization or approval of or any notice to or filing with any third Person under any contract with a Selected Customer. Except as set forth on Part 3.22 of the Disclosure Schedule, to the knowledge of Company and Parent, Company is not a party to any Material Contract or order for the sale of goods or the performance of services which, if performed by Company in accordance with its terms, could only be performed with a negative gross profit margin or which has no reasonable likelihood of being performed within the time limits therein provided.

                  3.23. CERTAIN PAYMENTS.

                  Neither Company nor any shareholder, director, officer, agent or employee of Company, or to the knowledge of Company and Parent, any other Person associated with or acting for or on behalf of Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services in violation of the Foreign Corrupt Practices Act or any similar Law (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or
(iii) to obtain special concessions, or for special concessions already obtained, for or in respect of Company or any affiliate of Company, (b) established or maintained any fund or asset of Company that has not been recorded in the consolidated books and records of Company.

                  3.24. LARGE CUSTOMERS.

                  Part 3.24 of the Disclosure Schedule sets forth a true, complete and correct listing of the ten largest customers (the "LARGE CUSTOMERS") of Company (based upon the amounts for which each such Customer was invoiced during the fiscal year ended September 30, 2000). Except as set forth on Part 3.24 of the Disclosure Schedule, since the date of the Base Balance
Sheet: (a) none of the individuals identified in the definition of knowledge in
Article 11 has been informed by a Large Customer or any distributor or sales representative for the Company of (i) the complete termination of the Large Customer's business relationship with Company, (ii) the


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cancellation or termination of a Large Customer's existing order with Company, or (iii) a material change in the scope of the type of products to be ordered from Company by the Large Customer; and (b) no Large Customer has been given price cuts or discounts of more than 10% below the prices it historically has been given.

                  3.25. PRODUCT WARRANTIES; PRODUCT LIABILITY.

                  Attached to Part 3.25 of the Disclosure Schedule are complete and correct copies of the standard terms and conditions of sale or lease for each of the material products or services of Company (containing applicable guaranty, warranty and indemnity provisions). Except as required by Law or as set forth in Part 3.25 of the Disclosure Schedule, or as set forth in such standard terms and conditions, no product manufactured, sold, leased or delivered by, or service rendered by or on behalf of, Company is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions. Except as set forth in Part 3.25 of the Disclosure Schedule, there are no existing or overtly threatened claim, against Company for services or merchandise which are defective or fail to meet any service or product warranties other than in the ordinary course of business consistent with past experience. Except as set forth in Part 3.25 of the Disclosure Schedule, no claim has been asserted against Company since October 1, 1999 for renegotiation or price redetermination of any completed business transaction. Company's products are free from known significant defects and conform in all material respects to the specifications, documentation and sample demonstration furnished to Company's customers and made available to Buyer.

                  3.26. INVENTORIES.

                       (a) All inventories of Company (including without limitations, demonstration inventories) reflected on the Base Balance Sheet are, and those to be reflected on the Closing Balance Sheet will be, of a quantity and quality normally salable in the ordinary course of business at commercially reasonable prices consistent with Company's prior experience, except to the extent of the obsolete inventory reserve in the amount shown on the Base Balance Sheet or to be shown on the Closing Balance Sheet. All such inventories are valued on a lower of cost or market basis and in accordance with Company's normal valuation methods and policies, consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices in excess of current market prices. Since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business.

                       (b) The finished goods inventory on the Base Balance Sheet Date, and as of the Closing, shall be valued at the lower of cost or market price as determined in accordance with GAAP.

                  3.27. TRANSACTIONS WITH AFFILIATES.

                  No director or officer of Parent, or Company, or any member of his or her immediate family or any other of his or her affiliates owns, or has an ownership interest in, any corporation or other entity that is a party to, or in any property that is the subject of, contracts,


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business arrangements or relationships of any kind with Company or is engaged in competition with Company, except as set forth on Part 3.27 of the Disclosure Schedule.

                  3.28. BROKERS.

                  Company has retained Wit SoundView Corporation as its broker and Parent will directly pay Wit SoundView Corporation for any fees due it in connection with the negotiation or consummation of this Agreement or any of the transactions referenced herein. Except for Wit SoundView Corporation, no other finder, broker, agent, or other intermediary, acting on behalf of Company or Parent, is entitled to any commission, fee or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions referenced herein.

                  3.29. OUTSTANDING INDEBTEDNESS.

                  Part 3.29 of the Disclosure Schedule sets forth as of the date hereof (a) the amount of all indebtedness for borrowed money of Company then outstanding (including (i) the interest rate applicable thereto, (ii) any Encumbrances or Liens which relate to such indebtedness and (iii) the name of the lender or the other payee of each such indebtedness), and (b) the amount of all lending and commitments to lend. Complete and accurate copies of all such agreements have been delivered to Buyer.

                  3.30. DISCLOSURE.

                  No representation or warranty of Company in this Agreement contains any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained therein not misleading.

                  3.31. INVESTMENT MATTERS.

                       (a) Parent is an "accredited investor" within the meaning of Regulation D of the Securities Act.

                       (b) Parent will not sell, transfer or otherwise dispose of any of the Buyer Shares unless (i) a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act with respect thereto is in effect or (ii) an exemption from such registration is available.




                                   ARTICLE 4.

                     BUYER'S REPRESENTATIONS AND WARRANTIES

                  Buyer hereby makes the following representations and warranties to Parent, each of which is true and correct on the date hereof, each of which shall be unaffected by any investigation heretofore or hereafter made by Parent and each of which shall survive the Closing and the transactions contemplated hereby:


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                  4.1. AUTHORITY AND BINDING EFFECT.

                  The execution, delivery and performance of this Agreement by Buyer, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary actions, and this Agreement is, and any documents or instruments to be executed and delivered by Buyer pursuant hereto will be legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms. All of the Buyer Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable, free of all preemptive rights and issued in compliance with applicable federal and state securities laws. Neither the Buyer Shares nor the certificates therefor are subject to any restrictions under contract or Buyer's organizational documents, although they will be issued subject to securities law restrictions.

                  4.2. ORGANIZATION AND GOOD STANDING.

                  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its property and operate its business as and where it is now being conducted. Buyer has complete and unrestricted power and authority to consummate the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby requires the consent or approval of or the giving of notice to, registration, filing or recording with or the taking of any other action by Buyer in respect of any Governmental Authority or any third party.

                  4.3. NO CONFLICT.

                       (a) The execution and delivery of this Agreement and all other agreements, instruments and documents contemplated hereby by Buyer and the consummation of the transactions contemplated hereby and thereby will not conflict with or violate or constitute a material breach or default under the articles of incorporation or bylaws of Buyer or any provision of any mortgage, trust indenture, lien, lease, agreement, instrument, order, judgment, decree or other restriction of any kind or character to which Buyer is subject.

                       (b) Neither the consummation nor the performance of the transactions contemplated by this Agreement will directly or indirectly (with or without notice or lapse of time), materially contravene, conflict with or result in a material violation of, or cause Buyer or any person affiliated with Buyer to suffer any material adverse consequence, under any Law .

                  4.4. APPROVALS.

                  No approval, authorization, consent, order or action of or filing with, any person, entity or Governmental Authority is required in connection with the execution, delivery and performance by Buyer of this Agreement or the other agreements and transactions contemplated hereby.



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                  4.5. INVESTMENT INTENT.


                  Buyer is acquiring the Company Shares for its own account and not with a view to distribute within the meaning of Section 2(11) of the Securities Act of 1933.

                  4.6. NO BROKERS.

                  Neither Buyer nor anyone acting on its behalf has directly or indirectly engaged the services of a broker or finder or other person who may be entitled to any brokerage fee or commission in connection with the transactions contemplated by this Agreement.

                  4.7. REPORTS AND FINANCIAL STATEMENTS.

                  Buyer has previously furnished to Parent complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year 2000, as filed with the SEC, (b) proxy statement relating to the meeting of its stockholders planned for February 28, 2001 and (c) all other reports or registration statements, other than Registration Statements on Form S-8, filed by the Buyer with the SEC since October 1, 2000 (such annual reports, proxy statements, registration statements and other filings, together with any amendments or supplements thereto, are collectively referred herein as the "BUYER REPORTS"). The Buyer Reports constitute all of the documents filed or required to be filed by Buyer with the SEC since October 1, 2000, other than any Registration Statement on Form S-8. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated audited financial statements and consolidated unaudited interim financial statements of Buyer included in the Buyer Reports (together, the "BUYER FINANCIAL STATEMENTS") (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated by Form 10-Q under the Exchange Act and subject to normal recurring year-end adjustments), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Buyer and each of its subsidiaries as of the respective date thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of Buyer. Buyer satisfies the issuer, transaction and other requirements applicable to eligibility to use a Form S-3 Registration Statement for the registration of the Buyer Shares under the Securities Act.


                                   ARTICLE 5.

                                    COVENANTS

                  Parent, Company and Buyer covenant and agree with one another as follows:


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                  5.1. FINANCIAL STATEMENTS.

                  Parent shall have delivered to Buyer within ten (10) days of the Closing the Financial Statements and the Interim Financial Statements and any other financial information with respect to Company which would be required in order for Buyer to prepare the pro forma financial information for the periods since October 1, 1998.

                  5.2. NO IMPLIED REPRESENTATIONS OR WARRANTIES.

                  Buyer hereby acknowledges and agrees that Parent and Company are not making any representation or warranty whatsoever, express or implied, except those representations and warranties of Parent and Company explicitly set forth in this Agreement or in the Disclosure Schedule or in any certificate contemplated hereby and delivered by Company in connection herewith.

                  5.3. EMPLOYEE BENEFITS.

                  Company shall retain after the Closing the obligation and responsibility to provide COBRA continuation coverage to any former employees of Company who are receiving COBRA continuation coverage as of the Closing Date.

                  5.4. SECTION 338(h)(10) ELECTION.

                  At Buyer's election, Parent will join with Buyer in making an election under section 338(h)(10) of the Internal Revenue Code of 1986, as amended (and any corresponding elections under state, local, or foreign Tax law) (collectively, the "SECTION 338(H)(10) ELECTION") with respect to the purchase and sale of the Company Shares hereunder. Parent will pay any Tax attributable to the making of the Section 338(h)(10) Election and will indemnify Buyer, Company, and their affiliates against any penalty, interest or Tax resulting from an Internal Revenue Service or State taxing authority disallowance, in whole or in part, of a step-up in basis arising out of any failure of Parent to file such forms as are provided by Buyer or pay such Tax. In the event Buyer elects to have a Section 338(h)(10) Election made, Buyer shall prepare Internal Revenue Service Form 8023 and any similar state, local, and foreign forms, and shall furnish such forms to Parent. If any additions or changes are required to these forms as a result of information that is first available after the Closing Date, Buyer shall prepare amended or supplemental forms, which Buyer shall furnish to Parent. Each of Parent and Buyer shall timely comply with all applicable filing requirements with respect to all such forms, including the attachment of Form 8023 (and any similar forms) to their respective applicable Returns. Parent and Company each agree to prepare and file their Returns consistently with Form 8023 as prepared by Buyer.

                  5.5. TAX MATTERS

                       (a) PREPARATION OF RETURNS. Parent shall file or cause to be filed when due all Returns that are required to be filed by or with respect to Company on or prior to the Closing Date. Buyer shall file or cause to be filed when due all Returns that are required to be


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filed by or with respect to Company for periods subsequent to the Closing Date.
With respect to any Taxable period ending on or prior to the Closing Date for which a Return is required to be filed after the Closing Date, Parent shall prepare all such pro-forma Returns of Company and shall provide to Buyer, at least thirty (30) business days prior to the due date, including any extensions, for the filing thereof, such pro-forma Returns for Company as they will be included in Parent's consolidated Returns, together with such Tax information material relevant to such Returns, including schedules and work papers. Following receipt of any pro-forma Returns prepared by Parent, if Buyer disputes any of the information contained in such pro-forma Returns, Buyer shall promptly notify Parent. The Parties shall cooperate to resolve promptly any such dispute and Parent shall be responsible for their respective professional fees and expenses incurred in connection therewith. In the event that the Parties are not able to promptly resolve any such dispute, the dispute shall be resolved by the following procedures: Buyer and Parent shall settle such dispute by retaining the Independent CPA to resolve such dispute. The determination of the Independent CPA will be set forth in writing and shall be issued within forty-five (45) days of the date the Independent CPA is retained except that if the due date for filing the Return after all extensions of right shall expire before such date, the determination shall be made not later than the second business day before the filing date. Any decision by the Independent CPA shall be final and binding upon the parties, absent fraud or manifest error, and judgment may be entered thereon, upon the application of either party, by any court having competent jurisdiction. Each Party shall bear the cost of preparing and presenting its case; and the fees and expenses of the Independent CPA will be shared equally by Buyer and Parent.

                       (b) ASSISTANCE AND COOPERATION. After the Closing Date, each of Parent and Buyer shall:

                                    (1) assist (and cause their respective
                  affiliates and subsidiaries to assist) the other Party in preparing Returns that such other Party is responsible for preparing and filing;

                                    (2) cooperate fully in preparing for any
                  audits of, or disputes with Tax authorities regarding, any Returns of Company;

                                    (3) make available to the other as
                  reasonably requested all information, records and documents relating to Taxes of Company;

                                    (4) provide timely notice to the other in
                  writing of any pending or threatened Tax audits or assessments of Company for Taxable periods for which the other may have a liability under this Agreement; and

                                    (5) furnish the other with copies of all
                  correspondence received from any Tax authority in connection with any Tax audit or information request with respect to any such Taxable period.

                       (c) TRANSFER TAXES. Parent shall be liable for, and shall timely pay, any and all gains, transfer, sales, use, recording, registration, documentary, stamp, and other Taxes that may result from, or be incurred in connection with, this Agreement. Parent shall, at


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its own expense, properly complete, sign, and timely file any and all required
Returns with respect to such Taxes ("TRANSFER TAX RETURNS") and, if required by applicable law, Buyer and Company will join in the execution of any such Transfer Tax Returns.

LIABILITY FOR TAXES AND RELATED MATTERS. Parent shall close the Taxable period of Company as of the close of business on the Closing Date, unless such action is prohibited by law. In any case where applicable law prohibits Company from closing its Taxable year on the Closing Date then, for purposes of this Section 5.5(d), the determination of the Taxes of Company for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined on the basis of an interim closing of the books as of the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be ratably apportioned on a time basis (with proper adjustment for additions or reductions of assets).


                                   ARTICLE 6.

                                  REGISTRATION

                  6.1. REGISTRATION.

                  Buyer shall use its best efforts to file with the Securities and Exchange Commission ("SEC"), within 15 days after the Closing Date but in no event more than 30 calendar days after the Closing Date, a registration statement on Form S-3 (the "REGISTRATION STATEMENT") (or any successor short form registration involving a similar amount of disclosure; or if then ineligible to use any such form, then any other available form of registration statement) for a public offering of all the Buyer Shares to be made on a continuous basis pursuant to Rule 415 of the Securities Act and will use its commercially reasonable efforts to cause such registration statement to become effective (subject to review of such Registration Statement by the SEC) and remain continuously effective until the Buyer Shares are eligible for sale pursuant to Rule 144 promulgated under the Securities Act. Buyer may, upon written notice to Parent, suspend use of the Registration Statement for a reasonable period if Buyer in its reasonable judgment believes it may possess material nonpublic information the disclosure of which at that point in time in its reasonable judgment would have a material adverse effect on Buyer and its subsidiaries taken as a whole.

                  6.2. COOPERATION.

                  Parent covenants and agrees that it shall provide to Buyer on a timely basis such consents, representations and information and execute such documents as may reasonably be required by Buyer in connection with such Registration Statement.

                  6.3. EXPENSES.

                  Buyer shall pay all expenses of registration of the Buyer Shares pursuant to Section 6.1, except brokerage and underwriting commissions, Parent's legal and other advisory expenses and such other expenses as may be required by law to be paid by Parent.



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                  6.4. BUYER INDEMNITY.

                  To the extent permitted by law, Buyer will indemnify and hold harmless each of Parent, its officers and directors and each person, if any, who controls Parent within the meaning of the Securities Act, against any costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages liabilities or amounts paid in settlement (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in any such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent and its officers and directors and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.4 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Buyer (which consent shall not be unreasonably withheld) nor shall Buyer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Parent or any person controlling Parent.

                  6.5. PARENT INDEMNITY.

                  To the extent permitted by law, Parent will indemnify and hold harmless Buyer, its directors, its officers who have signed such Registration Statement and each person, if any, who controls Buyer within the meaning of the Securities Act against any losses, claims, damages or liabilities to which Buyer or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by Parent expressly for use in connection with such registration; and Parent will reimburse any legal or other expenses reasonably incurred by Buyer or any such director, officer and controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. It


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is agreed that the indemnity agreement contained in this Section 6.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party (which consent shall not be unreasonably withheld).

                  6.6. CONTRIBUTION.

                  If the indemnification provided for in Sections 6.4 and 6.5 hereof is unavailable to a Person entitled to indemnification hereunder, then each Person that would have been an indemnifying party hereunder will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified person for which indemnification is provided herein in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such indemnified party, respectively, in connection with the statements or omissions which resulted in the costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement underlying such indemnification obligations. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Buyer and Parent agree that it would not be just and equitable if contribution pursuant to this Section 6.6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 6.6. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  6.7. NOTICE.

                  Promptly after receipt by a party indemnified under this
Article 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Article 6, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however that if the defendants in any such action include both the indemnified party and the indemnifying party and, under applicable standards of professional conduct, a conflict on any significant issue between the positions of the indemnified party and the indemnifying party exists, the indemnified party or parties shall have the right to select one separate law firm, at the indemnifying party's or parties' expense, to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The failure to notify any indemnifying party promptly of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Article 6, except to the extent that such indemnifying party is actually prejudiced thereby.


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                                   ARTICLE 7.

                                   [RESERVED]


                                   ARTICLE 8.

                                 INDEMNIFICATION

                  8.1. SURVIVAL; RIGHT TO INDEMNIFICATION AFFECTED BY KNOWLEDGE.

                  All representations, warranties, covenants and obligations in this Agreement and any other certificate or document delivered pursuant to this Agreement will survive the Closing.

                  8.2. INDEMNIFICATION AND PAYMENTS BY PARENT.

                  Parent will indemnify and hold harmless Buyer and its officers, directors, employees and agents (collectively, the "BUYER INDEMNIFIED PERSONS") for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage, or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "DAMAGES"), resulting or arising from:

                       (a) any breach of any representation or warranty made by Company or Parent (other than those in Section 3.4) in this Agreement or any other certificate or document delivered by Company or Parent pursuant to this Agreement;

                       (b) any breach or failure by Company or Parent to perform or comply with any covenant or obligation of Company or Parent in this Agreement;

                       (c) fraud or the intentional misrepresentation or breach of warranty of Parent or Company;

                       (d) any breach of any representation or warranty made by Company in Section 3.4;

                       (e) any liability, payment or obligation in respect of any Taxes owing by any of Parent or its affiliates, including Company prior to the Closing, of any kind or description (including interest and penalties with respect thereto and including any Taxes relating to the Section 338(h)(10) Election) for all periods, or portions thereof, up to and including the Closing Date; or

                       (f) any Third Party Action (including a binding arbitration or an audit by any taxing authority) that is instituted or threatened against any of Buyer's Indemnified Persons.

                  For the purposes of this Article 8, any qualification of Company's or Parent's representations and warranties by reference to the materiality of matters stated therein, or words of similar effect, shall be disregarded in calculating the amount of Damages.



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                  Notwithstanding anything contained herein to the contrary,
Damages shall not include any amount to the extent that Buyer was compensated for that Damage by a decrease in the Purchase Price under the adjustment provisions of Section 1.2. Damages shall not include any amount reflected as a liability on the Closing Balance Sheet.

                  8.3. INDEMNIFICATION AND PAYMENTS BY BUYER.

                  Buyer will indemnify and hold harmless Parent and its officers, directors, employees and agents (collectively, the "PARENT INDEMNIFIED PERSONS") for, and will pay to the Parent Indemnified Persons the amount of any Damages resulting or arising from:

                       (a) any breach of any representation or warranty made by Buyer in this Agreement or any other certificate or document delivered by Buyer pursuant to this Agreement;

                       (b) any breach or failure by Buyer to perform or comply with any covenant or obligation of Buyer in this Agreement;

                       (c) fraud or the intentional misrepresentation or breach of warranty of Buyer; or

                       (d) any Third Party Action that it is instituted or threatened against any of Parent's Indemnified Persons.

                  For the purposes of this Article 8, any qualification of Buyer's representations and warranties by reference to the materiality of matters stated therein, or words of similar effect, shall be disregarded in calculating the amount of Damages.

                  8.4. TIME LIMITATIONS.

                       (a) Parent will have no liability with respect to Sections 8.2(a)-(b) and (f) (insofar as a claim under clause (f) relates to any matter included under clauses (a)-(b)), unless on or before December 31, 2002, a Buyer Indemnified Person notifies Parent of a claim, specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer Indemnified Person. A claim for indemnification or reimbursement under Sections 8.2(d) and (f) (insofar as a claim under clause (f) relates to any matter included in clause(d)) may be made at any time. A claim for indemnification under Section 8.2(c), (e) and (f) (insofar as a claim under clause (f) relates to any matter included in clause (c) or (e)) may be made until the expiration of the statute of limitations for such claim.

                       (b) Buyer will have no liability with respect to Sections 8.3(a)-(b) and (d) (insofar as a claim under clause (d) relates to any matter included under clauses (a)-(b)), unless on or before December 31, 2002, Parent Indemnified Person notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Parent Indemnified Person. A claim for indemnification or reimbursement under Sections 8.3(c) and
(d) (insofar as a claim under clause (d) relates to any matter included in clauses (c)) may be made at any time until the expiration of the statute of limitations for such claim.



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

                  8.5. LIMITATIONS ON AMOUNT.

                       (a) Parent will have no liability with respect to the matters described in Section 8.2(a) and (f) (insofar as a claim under clause (f) relates to any matter included in clauses (a)) until the total of all Damages with respect to such matters exceeds $350,000, in which case Parent shall be liable for all such Damages, including the initial $350,000, up to a maximum aggregate liability of Parent with respect to the matters described in Section 8.2(a)-(b) and (f) (insofar as a claim under clause (f) relates to any matter included in clauses (a)-(b)) of $7,000,000. The liability with respect to matters described in Section 8.2(c)-(e) and (f) (insofar as a claim under clause
(f) relates to any matter included in clauses (c)-(e)) shall not be limited as to amount.

                       (b) Buyer will have no liability with respect to the matters described in Section 8.3(a) and (d) (insofar as a claim under clause (d) relates to any matter included in clauses (a)) until the total of all Damages with respect to such matters exceeds $350,000, in which case Buyer shall be liable for all such Damages, including the initial $350,000, up to a maximum aggregate liability of Buyer with respect to the matters described in Section 8.3(a)-(c) and (d) (insofar as a claim under clause (d) relates to any matter included in clauses (a)-(c)) of $2,750,000.

                  8.6. PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.

                       (a) Promptly after receipt by an Indemnified Person under Sections 8.2 or 8.3 of notice of the commencement of any Proceeding against it, such Indemnified Person will, if a claim is to be made against an Indemnified Person under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the Indemnified Person will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

                       (b) If any Proceeding referred to in Section 8.6(a) is brought against an Indemnified Person and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Person and, after notice from the indemnifying party to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 8 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person's in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement


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that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person.

                       (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  8.7. PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS.

                  A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                  8.8. COSTS; DAMAGES; EXCLUSIVITY.

                       (a) If any legal action or other Proceeding is brought for the enforcement or interpretation of any of the rights or provisions of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses incurred in that action or Proceeding, in addition to any other relief to which it may be entitled.

                       (b) In calculating the amount of Damages under Sections
8.2 and 8.3, such Damages shall be reduced by any tax benefits, insurance proceeds or payments from any other parties that Buyer receives as a result of the loss, liability, claim, damage or expense.

                       (c) The Parties acknowledge and agree that the sole remedies of the Buyer Indemnified Persons against Parent and of the Parent Indemnified Persons against Buyer for any matter arising out of the transaction are set forth in this Article 8, and that except to the extent an Indemnified Person has asserted a claim within the periods provided in Section 8.4, the Indemnified Person shall have no remedy against the indemnifying party for breach of any provision of this Agreement.


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

                                   ARTICLE 9.

                                   [RESERVED]

                                   ARTICLE 10.

                                  MISCELLANEOUS

                  10.1. EXPENSES.

                  Except as otherwise expressly provided in this Agreement, Parent will pay both its and Company's legal, accounting and other expenses incurred prior to the Closing in connection with this Agreement and the transactions contemplated herein and Buyer will pay its legal, accounting and other expenses incurred prior to the Closing in connection with this Agreement and the transactions contemplated herein. In the event of termination of this Agreement, the obligation of Parent and Buyer to pay expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

                  10.2. PUBLIC ANNOUNCEMENT.

                  No Party shall issue any public announcement or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement without giving prior written notice of such announcement or similar publicity and giving the other the opportunity to comment thereon, except as may be required by Law or by obligations pursuant to any listing agreement with any securities exchange or NASDAQ. Parent and Buyer will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with Company will be informed of the transactions contemplated by this Agreement, and Buyer will have the right to be present for any such communication.

                  10.3. NOTICES.

                  All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):

                  If to Company:

                           Semitool, Inc.
                           655 West Reserve Drive
                           Kalispell, Montana 59901
                           Attn:  Larry A. Viano
                           Facsimile No.: (406) 752-5522



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                  with a copy to:

                           Bryan Cave LLP
                           1200 Main Street, Suite 3500
                           Kansas City, Missouri 64105
                           Attention:  Robert M. Barnes
                           Facsimile No.:  (816) 374-3300

                  If to Buyer:

                           Brooks Automation, Inc.
                           15 Elizabeth Drive
                           Chelmsford, MA  01824
                           Attention:  Ellen B. Richstone
                           Facsimile No.:  (978) 262-2511

                  with a copy to:

                           Brown, Rudnick, Freed & Gesmer
                           One Financial Center
                           Boston, MA  02111
                           Attention:  Samuel P. Williams
                           Facsimile No.:  (617) 856-8201

                  10.4. FURTHER ASSURANCES.

                  The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                  10.5. WAIVER.

                  The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.



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                  10.6. ENTIRE AGREEMENT AND MODIFICATION.

                  This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

                  10.7. ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.

                  Neither Party may assign any of its rights under this Agreement without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

                  10.8. SEVERABILITY.

                  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  10.9. SECTION HEADINGS, CONSTRUCTION.

                  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  10.10. GOVERNING LAW.

                  This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of law principles.

                  10.11. COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


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                  10.12. REPRESENTATION BY COUNSEL; INTERPRETATION.

                  The Parties hereto each acknowledge that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.

                  10.13. INCORPORATION OF EXHIBITS AND SCHEDULES.

                  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  10.14. ADDITIONAL INFORMATION.

                  Company and Parent make no representation or warranty to Buyer except as specifically made in this Agreement. Without limitation, Company and Parent make no representation or warranty to Buyer with respect to (a) the information set forth in the Confidential Memorandum distributed by Wit SoundView Corporation in connection with the transactions contemplated hereby,
(b) any financial projection or forecast relating to the Company, or (c) any information or data provided to Buyer in connection with its due diligence investigation of the Company. With respect to any such projection or forecast delivered by or on behalf of Company and Parent to Buyer, Buyer acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of such projections and forecasts so furnished to it and (iv) it shall have no claim against Company or Parent with respect thereto.

                                   ARTICLE 11.

                                   DEFINITIONS

                  For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

                  "AGREEMENT"--as defined in the recitals.

                  "ACCOUNTS RECEIVABLE"--as defined in Section 3.9.

                  "BASE BALANCE SHEET"--as defined in Section 3.5.

                  "BASE NET BOOK VALUE"--as defined in Section 1.2.

                  "BUYER"--as defined in the recitals.

                  "BUYER FINANCIAL STATEMENTS"--as defined in Section 4.7.



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                  "BUYER INDEMNIFIED PARTY"--as defined in Section 8.2.

                  "BUYER REPORTS"--as defined in Section 4.7.

                  "BUYER SHARES"--as defined in the recitals.

                  "CLOSING"--as defined in Section 2.1.

                  "CLOSING BALANCE SHEET"--as defined in Section 1.2.

                  "CLOSING DATE"--as defined in Section 2.1.

                  "CLOSING NET BOOK VALUE"--as defined in Section 1.2.

                  "CLOSING STATEMENT"--as defined in Section 1.2.

                  "CODE"--the Internal Revenue Code of 1986, as amended, or any successor law.

                  "COMMISSION"--the United States Securities and Exchange Commission.

                  "COMPANY"--as defined in the recitals.

                  "COMPANY RELEASE"--as defined in Section 2.3

                  "COMPANY SHARES"--as defined in Section 3.4.

                  "DAMAGES"--as defined in Sections 8.2 and 8.3, as applicable.

                  "DISCLOSURE SCHEDULE"--the disclosure schedule delivered by Parent to Buyer concurrently with the execution and delivery of this Agreement.

                  "ENCUMBRANCE"--any mortgage, charge, claim, community property interest, equitable interest, Lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership; and the verb "Encumber" shall be construed accordingly.

                  "ENVIRONMENTAL CLAIM"--any accusation, allegation, notice of violation, action, claim, Encumbrance, Lien, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other substance, clinical, material, pollutant, contaminant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, air, soil, surface water or groundwater) at, in, by, from or related to the Facilities or any activities conducted thereon; (ii) the environmental aspects of the



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transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Facilities; or (iii) the violation, or alleged violation, of any Environmental Laws, orders or Governmental Permits of or from any Governmental Authority relating to environmental matters connected with the Facilities.

                  "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damage, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, generation, handling and disposal of Hazardous Materials, occupational safety and health, and regulation of chemical and Hazardous Materials); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and responses, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or
(d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

                  "ENVIRONMENTAL LAW"--any Law concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment and with protecting or improving the quality of the environment and human and employee health and safety and includes, but is not limited to, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C.ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Clean Water Act (33 U.S.C. ss.1251 et seq.), the Clean Air Act (33 U.S.C.ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.136 et seq.) and the Occupational Safety and Health Act (29 U.S.C.ss.651 et seq.) ("OSHA"), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes, and the regulations promulgated pursuant thereto.

                  "ENVIRONMENTAL PROPERTY"--as defined in Section 3.18.

                  "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

                  "FINANCIAL STATEMENTS"--as defined in Section 3.5.

                  "GAAP"--generally accepted accounting principles, consistently applied, except when applied to Company materiality standards shall be those applicable to Parent and its consolidated group, including Company.


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                  "GOVERNMENTAL AUTHORITY"--any court, tribunal, authority,
agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

                  "GOVERNMENTAL PERMIT"--any license, franchise, permit or other authorization of any Governmental Authority.

                  "HAZARDOUS MATERIALS"--any substance, material or waste which is regulated by Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

                  "HOLDBACK"--as defined in Section 1.1.

                  "INDEMNIFIED PERSONS" - means a Buyer Indemnified Person or a Parent Indemnified Person, as the context requires.

                  "INDEPENDENT CPA"--as defined in Section 1.2.

                  "INTELLECTUAL PROPERTY ASSETS" means all worldwide intellectual property rights including without limitation: (i) all trademarks, service marks, trade names, common law trademarks, business names, Internet domain names, trade dress, slogans, and the goodwill associated therewith, and all registrations or applications therefor (collectively, "Marks"); (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "Patents"); (iii) all copyrights in both published works and unpublished works, including training manuals, marketing and promotional materials, internal reports, business plans and any other expressions, mask works and software and videos, whether registered or unregistered, and all registrations or applications in connection therewith (collectively, "Copyrights"); and (iv) all trade secrets, know-how, confidential information, customer lists, technical information, proprietary information, technologies, processes and formulae, source code, algorithms, architecture, structure, display screens and development tools, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise (collectively, "Trade Secrets"); owned, used or licensed by the Parent or the Company as licensee or licensor and that are used in or material to the conduct of the SEMY Business as it is currently conducted or as proposed to be conducted.

                  "INTERIM FINANCIAL STATEMENTS"--as defined in Section 3.5.

                  "KNOWLEDGE"--means, when used to qualify a representation or warranty of Company and/or Parent, that such is being made or given only on the basis of and to the extent of the actual knowledge of any of William Freeman, Richard Hegger, Kevin Jackson, Serge Roussel, Brad Schultze, Larry Viano, Harry
M. Cross, Jr., Kevin Stoddard, Mary Pierce, and Jim Dolan, through a review of the appropriate representation or warranty (and corresponding Part of the Disclosure Schedule) of this Agreement by such person.


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

                  "LARGE CUSTOMER(S)" - as defined in Section 3.24.

                  "LAW"--any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation, treaty.

                  "LEASED REAL PROPERTY"--as defined in Section 3.16.

                  "LICENSE"--as defined in Section 3.13.

                  "LIEN"--any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

                  "MATERIAL CONTRACT(S)" - as defined in Section 3.22.

                  "MATERIAL PERSONAL PROPERTY"--as defined in Section 3.16.

                  "OEM AGREEMENT"--as defined in Section 2.2.

                  "OCCUPATIONAL SAFETY AND HEALTH LAW"--any legal or governmental requirement or obligation relating to safe and healthful working conditions or to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

                  "OWNED REAL PROPERTY"--as defined in Section 3.16.

                  "PATENT AGREEMENT"--as defined in Section 2.2.

                  "PARENT"--as defined in the recitals.

                  "PARENT INDEMNIFIED PARTY"--as defined in Section 8.3.

                  "PARENT RELEASE"--as defined in Section 2.2

                  "PARTY"--as defined in the recitals.

                  "PERMITTED ENCUMBRANCES"--as defined in Section 3.16.

                  "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Authority.

                  "PLAN(S)"--as defined in Section 3.12.

                  "PROCEEDING"--as defined in Section 3.14.

                  "PURCHASE PRICE"--as defined in Section 1.1.


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

                  "PWC"--as defined in Section 1.2.

                  "REGISTRATION STATEMENT"--as defined in Section 6.1.

                  "RELEASE"--any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment of any Hazardous Material through or in the air, soil, surface water or groundwater.

                  "RESOLUTION PERIOD"--as defined in Section 1.2.

                  "RETURNS" --all returns, reports, statements, declarations, forms, claims for refund, or other documents or information required to be filed with a taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "REVIEW PERIOD"--as defined in Section 1.2.

                  "SEMY BUSINESS" means the business conducted by Company prior to the Closing, of developing, marketing and implementing Advanced Process Control (APC) solutions to the semiconductor manufacturing industry and includes products that provide (i) a basis for operating decisions that improve yield, reduce unscheduled downtime, increase uptime, provide maintenance planning, and maximize process performance and (ii) automatic, continuous real-time data collection from process equipment and the analytical applications to support operating decisions by fab personnel. The "SEMY Business" includes two product families, both specialized for the semiconductor industry: (i) Supervisory & Automated Reliability, Availability, Maintainability Standard (ARAMS) Systems; and (ii) Control Systems. For further illustration, the ARAMS systems feature Advanced Process Control, including run to run control, fault detection and statistical machine control, perform automatic data collection at sub-second intervals for all tools in the fab, alert operating personnel to developing abnormal conditions, allow time for process correction while product is still recoverable - corrections can be done either manually by operating personnel or automatically within engineering-defined safety parameters, manage scheduled tool downtime with planning and enforcement capability for preventive maintenance requirements, and perform automatic reporting of factors affecting Overall Factory Efficiency. The Control Systems direct digital controllers for diffusion furnaces through the use of patented state-of-the-art Model Based Temperature Control technology, and their design extends the process capability and useful life of existing furnaces.

                  "SEC"--as defined in Section 6.1.

                  "SECTION 338(h)(10) ELECTION"--as defined in Section 5.4.

                  "SECURITIES ACT"--the Securities Act of 1933, as amended.

                  "SELECTED CUSTOMERS" - means the customers listed on Part 3.3(a) of the Disclosure Schedule.




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                  "TAX" (including, with correlative meaning, the terms "Taxes"
and "Taxable") --shall include all federal, state, local, and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, environmental, withholding, excise, alternative minimum, value added, gains, transfer, documentary, license, severance, stamp, and other taxes, duties, or assessments of any nature whatsoever, together with all interest, penalties, and additions imposed with respect to such amounts.

                  "THIRD PARTY ACTION" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any Person believes it may be an Indemnified Person hereunder.

                  "TRANSACTION DOCUMENTS"--as defined in Section 3.2.

                  "TRANSFER TAX RETURNS"--as defined in Section 5.5.









                            [SIGNATURE PAGE FOLLOWS]


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


                  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY:                              BUYER:
--------                              ------

By:     /s/ W. Kevin Jackson          By:    /s/ Ellen B. Richstone
        --------------------                 ----------------------------------
Name:   W. Kevin Jackson              Name:  Ellen B. Richstone
        --------------------                 ----------------------------------
Title:  President                     Title: Senior Vice President of Finance
        --------------------                 ----------------------------------
                                             and Administration, and
                                             ----------------------------------
                                             Chief Financial Officer
                                             ----------------------------------


PARENT:

By:     /s/ William A. Freeman
        -----------------------
Name:   William A. Freeman
        -----------------------
Title:  Senior Vice President,
        -----------------------
        Chief Financial Officer
        -----------------------



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